EXHIBIT 32.2
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tapestry, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
 (i)       the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 26, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
 (ii)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 5, 2026

By:	/s/ Scott A. Roe
	Name:	Scott A. Roe
	Title:	Chief Financial Officer & Chief Operating Officer
A signed original of this written statement required by Section 906 has been provided to Tapestry, Inc. and will be retained by Tapestry, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.